UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

EMBASSY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-1449794	26-3339011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Gateway Drive, Suite 100
Bethlehem, PA	18017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant tor Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to Vote of Securityholders.

The 2012 annual meeting of the shareholders of Embassy Bancorp, Inc. was held on June 14, 2012. Notice of the meeting was mailed to shareholders of record on or about May 11, 2012 together with proxy solicitation materials prepared in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

The annual meeting was held (a) to elect three Class 2 Directors to serve for a 3-year term and until their successors are elected and qualified and (b) to ratify the appointment of ParenteBeard LLC as the company’s independent registered public accounting firm for the year ended December 31, 2012.

Election of Directors

There was no solicitation in opposition to the nominees of the Board of Directors for election to the Board of Directors and all such nominees were elected. The number of votes cast for or withheld, as well as the number of abstentions and broker nonvotes, for each of the nominees for election to the Board of Directors as Class 2 Directors, was as follows:

Nominee	For	Withheld	Abstentions	Broker Nonvotes
John G. Englesson	4,184,511	190,800	-	712,991
Elmer D. Gates, Lead Director	4,398,150	24,559	-	712,991
M. Bernadette Holland	4,363,287	20,885	-	712,991

Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of ParenteBeard LLC as the company’s independent registered public accounting firm for the year ended December 31, 2012 was approved by the required vote – a majority of the votes cast on the matter. The number of votes cast for and against, as well as the number of abstentions and broker nonvotes on this proposal, was as follows:

For	Against	Abstentions	Broker Nonvotes
4,362,078	12,306	19,770	712,991

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBASSY BANCORP, INC.

Date: June 15, 2012	By:	/s / Judith A. Hunsicker

Name: Judith A. Hunsicker
Title: Senior Executive Vice President,
Chief Operating and Financial Officer